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                                                                       EXHIBIT 6

Letterhead of Sutherland Asbill & Brennan LLP



                                 April 25, 2001


Western Reserve Life Assurance Co. of Ohio
570 Carillon Parkway
St. Petersburg, Florida 33716

Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 7 to the registration statement on Form S-6 for WRL Series Life Corporate Account (File No. 333-57681). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Sincerely,

                                    SUTHERLAND ASBILL & BRENNAN LLP



                                    By:     /s/ Stephen E. Roth
                                            -------------------
                                            Stephen E. Roth, Esq.